Exhibit 99.4

Tumi Business Partner Letter

Today, we begin a new chapter in Tumi’s history. I am very pleased to share that we have announced an agreement with Samsonite under which Tumi will be acquired by Samsonite. Attached is a copy of the news release we issued, which provides further details about the transaction.

As you know, Samsonite is one of the world’s best known and largest lifestyle bag and travel luggage companies, with a heritage dating back more than 100 years. Importantly, Samsonite is a company built on many unique brands and they have a proven track record of successfully growing these brands.

One of the things that is very attractive to us about this transaction with Samsonite is that they recognize the extraordinary value proposition that Tumi represents. Samsonite has great appreciation for Tumi’s outstanding brand awareness with consumers, the strength and loyalty of our customer base and our leadership position in the highly attractive premium and business segment of the market. Samsonite is committed to our brand and is not looking to compromise or change it.

We are excited about the opportunity this transaction with Samsonite provides to bring our products to customers and consumers in additional markets worldwide. As part of Samsonite, we will be even better positioned to expand in Asia and Europe, while also further growing our business in North America. Together, we will have greater resources and capabilities that will enable us to be an even stronger business partner to you.

The transaction is expected to close in the second half of 2016, subject to shareholder and regulatory approvals and customary closing conditions. Until the transaction closes, Tumi and Samsonite will continue to operate as independent companies. We will continue to fill all orders on time and in the normal course, as usual.

If you have any questions about this announcement, please don’t hesitate to reach out to your normal Tumi representative.

We are excited about the tremendous benefits that this transaction offers and the continued growth of our company and yours. We recognize that you play a critical role in our success and we look forward to being an even stronger business partner to you going forward.

On behalf of the Board and management team, thank you for your continued support of Tumi.

Sincerely,

Jerome Griffith
President and CEO, Tumi

Forward-Looking Statements
This document contains statements that are forward-looking. Forward-looking statements include the statements identified as forward-looking in Tumi's press release announcing its most recent quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words "believes," "may," "plans," "will," "could," "should," "estimates," "continues," "anticipates," "intends," "expects" and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Tumi assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.  Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in Tumi's March 3, 2016 merger agreement with Samsonite, the press release announcing its most recent quarterly earnings, as well as other factors described in Tumi’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Risk Factors,” as updated from time to time by Tumi’s Quarterly Reports on Form 10-Q and other documents of Tumi on file or in the proxy statement on Schedule 14A that will be filed with the Securities and Exchange Commission (the "SEC") by Tumi.

Additional Information
This communication is not a solicitation of a proxy from any stockholder of Tumi. In connection with the proposed transaction, Tumi will file with the SEC a proxy statement on Schedule 14A. Tumi will mail the proxy statement to its stockholders.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about Tumi free of charge, at the website maintained by the SEC at www.sec.gov and at Tumi's website at www.tumi.com/s/investor-relations. In addition, the proxy statement and other documents filed by Tumi with the SEC (when available) may be obtained from Tumi free of charge by directing a request to parker.schram@icrinc.com.

The respective directors and executive officers of Tumi and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Tumi’s directors and executive officers is available in its proxy statement on Schedule 14A filed with the SEC on March 24, 2015. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and their respective interests will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.